EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-31226
(To Prospectus dated July 3, 2003)


                          [Broadband HOLDRS (SM) logo]




                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                               Share     Trading
                      Name of Company              Ticker     Amounts    Market
         --------------------------------------    ------     -------    ------
         Agere Systems, Inc. Class A                AGRA      .312604    NYSE
         Agere Systems, Inc. Class B                AGRB     7.672327    NYSE
         Applied Micro Circuits Corporation         AMCC         2       NASDAQ
         Broadcom Corporation                       BRCM         2       NASDAQ
         Ciena Corporation                          CIEN         2       NASDAQ
         Comverse Technology, Inc.                  CMVT         2       NASDAQ
         Conexant Systems, Inc.                     CNXT         2       NASDAQ
         Copper Mountain Networks, Inc.             CMTN        0.1      NASDAQ
         Corning, Inc.                              GLW          9       NYSE
         JDS Uniphase Corporation                   JDSU       11.8      NASDAQ
         Lucent Technologies, Inc.                   LU         29       NYSE
         Motorola, Inc.                             MOT         18       NYSE
         Mindspeed Technologies                     MSPD      0.6667     NASDAQ
         Nortel Networks Corporation                 NT         28       NYSE
         PMC-Sierra, Inc.                           PMCS         1       NASDAQ
         Qualcomm Incorporated                      QCOM         8       NASDAQ
         RF Micro Devices, Inc.                     RFMD         2       NASDAQ
         Scientific-Atlanta, Inc.                   SFA          2       NYSE
         Skyworks Solutions, Inc.                   SWKS       0.702     NASDAQ
         Sycamore Networks, Inc.                    SCMR         3       NASDAQ
         Tellabs, Inc.                              TLAB         4       NASDAQ
         Terayon Communications Systems, Inc.       TERN         2       NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.